UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2017

CNH Industrial Capital LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-55510 (Commission File Number)	39-1937630 (IRS Employer Identification No.)

5729 Washington Avenue Racine, Wisconsin (Address of principal executive offices)		53406 (Zip Code)

(262) 636-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Effective as of December 1, 2017 (the “Redemption Date”), CNH Industrial Capital LLC (the “Company”)  redeemed all of its outstanding Series A 3.875% Senior Notes due 2018 and Series B 3.875% Notes due 2018 (collectively, the “Notes”) at a redemption price of $1,025.46 per $1,000 principal amount of the Notes being redeemed, in accordance with the terms of the Indenture dated as of June 26, 2015 (the “Indenture”), by and among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). The Company previously notified the holders of the Notes on October 31, 2017 that it had elected to redeem the Notes on the Redemption Date.

The Company has irrevocably deposited with the Trustee sufficient funds to fund the redemption of the Notes. As a result, the Company and the guarantors under the Notes have been released from their respective obligations under the Notes and the Indenture pursuant to the satisfaction and discharge provisions thereunder, effective as of the Redemption Date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release dated December 4, 2017.

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release dated December 4, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNH INDUSTRIAL CAPITAL LLC

Date: December 4, 2017	By:	/s/ Brett D. Davis
Brett D. Davis
President